      Exhibit 10.41

W. Pierce Carson

P. O. Box 831

Cedar Crest, NM 87008

October 6, 2003

PRIVATE AND CONFIDENTIAL

Lawrence G. Olson

Chief Executive Officer

AZCO Mining Inc.

7239 El Mirage Road

Glendale, AZ 85307

Property Identification Agreement

Dear Mr. Olson:

As we have discussed, Azco Mining Inc. (“the Company”) wishes to acquire high quality exploration and mining properties as part of its objectives for growth.  From my experience in the mining industry prior to my association with the Company, I am aware of specific properties that may represent attractive acquisition opportunities for the Company.  Although I have knowledge of these properties, I do not control them.  You have asked that I disclose to the Company the identity of the properties in return for appropriate compensation.  I am pleased to do so and this letter agreement (“Agreement”) sets forth the basis on which we agree that I will disclose the identity of the properties and associated information.

In Exhibit A of this letter, attached hereto and hereby made a part hereof, I have provided a list of twenty-four (24) properties that constitute the properties (“Properties” or “Property”) the subject of this Agreement.  I will further make available to the Company all of the information I possess relating to the Properties.  If after reviewing the information, the Company wishes to further investigate one or more Properties, I will cooperate fully to facilitate the Company’s detailed assessment and to aid in acquisition.

The Company agrees that the identity of the Properties is being disclosed to the Company on a non-exclusive basis.  However, during the period I have a consulting or employment relationship with the Company, I agree that I will not promote to third parties any Property in which the Company has expressed interest and is actively pursuing.  The Company must provide me written notice of such active status of any such Property.

In return for disclosing the identity of the Properties, the Company agrees to compensate me as follows:

(1)

If I am not otherwise employed by or have a full time consulting arrangement with the Company, the Company will compensate me at normal consulting rates for any time I devote to the Properties at the Company’s request.  Otherwise, compensation for the time so devoted will be considered covered by the then existing employment or consulting arrangement.

(2)

The Company shall pay to me and/or to my heirs a production royalty of one percent (1%) of the gross value of all production or sales derived from any one or more of the Properties that the Company acquires any time after the date of this Agreement and in which it continues to hold an interest at the time of production.  As used here, the term “production royalty” shall have the meaning commonly understood in the mining industry, i. e., a percentage amount of the gross dollar value of final mineral products or sales, based on world market prices during the period of production, after deduction only for any smelting or refining charges but not for operating costs, other charges or taxes.  Royalties will be paid quarterly in arrears calculated on the value of production without a limitation as to dollar amount.  At the commencement of production, the Company and I will enter into a royalty payment agreement containing terms typical for such agreements.

(3)

If the Company acquires an interest in any Property and subsequently sells or disposes of that interest, the Company shall pay to me an amount equal to ten percent (10%) of the value of the amount of the sale or disposition upon the closing of the transaction.  Upon such sale or disposition and payment to me, the Company’s obligation to pay me a royalty on that Property will cease.

Each of us agrees to keep strictly confidential the contents of this Agreement and recognizes that failure to do so could cause harm to the other.

This Agreement contains the entire understanding between us as to the subject matter hereof and may be amended only by an instrument in writing executed by both of us.

This Agreement and our respective rights and obligations shall bind and inure to the benefit of my heirs and successors, and shall bind and inure to the benefit of the successor or successors of the Company, whether by merger, consolidation or otherwise.

This Agreement shall be construed and enforced in accordance with the laws of the State of Arizona.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

If the foregoing correctly sets forth our agreement, please sign and return the enclosed copy of this letter.

Yours sincerely,

______________________________

W. Pierce Carson

AGREED TO AND ACCEPTED AS OF THE DATE HEREOF

Azco Mining Inc.

______________________________

Lawrence G. Olson

Chief Executive Officer

EXHIBIT A

LIST OF PROPERTIES INCLUDED IN PROPERTY IDENTIFICATION AGREEMENT BETWEEN W. PIERCE CARSON AND AZCO MINING INC. DATED OCTOBER 6, 2003

Property

Stage

1.  Simberi Gold Property, Papua New Guinea

Feasibility

2.  Gold Ridge Mine, Solomon Islands

Past Producer

3.  Ortiz Gold Deposit, Santa Fe Co., New Mexico

Feasibility

4.  Grand Bois, Morne Bossa and Faille B Gold Deposits, Haiti

Feasibility

5.  Baomahun Gold Deposit, Sierra Leone

Resource

6.  Magistral del Oro Gold Deposit, Durango, Mexico

Past Producer

7.  Crescent Gold Property, Utah

Exploration

8.  Gold Prospects, Madagascar

Exploration

9.  Pachuca Silver Mine and Tailings, Mexico

Producer

10.  Silver District Deposit, La Paz Co., Arizona

Drilled Resource

11.  Mapami Silver-Zinc-Lead Property, Durango, Mexico

Exploration

12.  Mt. Irish Silver Prospect, Lincoln Co., Nevada

Exploration

13.  Platinum Prospect, Freetown area, Sierra Leone

Exploration

14.  Platinum Prospect, Luzon, Philippines

Exploration

15.  Nickel Prospect, Luzon, Philippines

Exploration

16.  Lyon Copper-Gold Deposit, Yerington area, Nevada

Feasibility

17.  Luz del Cobre Copper-Gold Property, Sonora, Mexico

Feasibility

18.  La Verde Copper Deposit, Michoacan, Mexico

Feasibility

19.  Carlotta Copper Deposit, Arizona

Feasibility

20.  Pinto Valley Copper Mine, Arizona

Past Producer

21.  Contact Copper Deposit, Elko Co., Nevada

Drilled Resource

22.  Igarape Bahia Copper Deposit, Para State, Brazil

Drilled Resource

23.  Pluma Hidalgo Titanium Deposit, Oaxaca, Mexico

Resource

24.  Grass Creek Titanium Deposits, Hot Springs Co., Wyoming

Resource

______________________________

W. Pierce Carson

Azco Mining Inc.

______________________________

Lawrence G. Olson

Chief Executive Officer

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